Exhibit 99.1

For Release Tuesday, August 28, 2012; 7:00 AM EDT

CYBERONICS REPORTS FISCAL 2013 FIRST QUARTER RESULTS

Record Net Sales of $60.3 million
Net Epilepsy Sales Growth of 15%

HOUSTON, Texas, August 28, 2012 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 27, 2012.

Quarterly highlights

Operating results and other achievements for the first quarter of fiscal 2013 compared to the first quarter of fiscal 2012 include:

•	Net sales of $60.3 million, an increase of 15% from $52.7 million;

•	Record worldwide unit sales of 3,056, an increase of 9%;

•	U.S. epilepsy unit sales increased by an estimated 13%;

•	Income from operations of $17.3 million, an increase of 35% from an adjusted non-GAAP income from operations of $12.8 million (1);

•	Adjusted EBITDA of $22.8 million, an increase of 39% from an adjusted EBITDA of $16.5 million(1); and

•	Adjusted non-GAAP income per diluted share of $0.38 compared with adjusted non-GAAP income per diluted share of $0.27, an increase of 40% (1).

(1) The financial and operating results reported for the fiscal quarter ended July 27, 2012 include a $2.5 million (net of tax) write-down associated with an impaired investment.  The financial and operating results reported for the fiscal quarter ended July 29, 2011 included an estimated $0.8 million (net of tax) charge associated with the product withdrawal announced on August 15, 2011.  The impacts of these costs have been excluded for the purposes of non-GAAP comparisons between the fiscal quarter ended July 27, 2012 and the fiscal quarter ended July 29, 2011.  An analysis of the impact on the Consolidated Statement of Operations appears on the last page of this release.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: adjusted non-GAAP income from operations, adjusted non-GAAP net income, adjusted non-GAAP income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Results and objectives

“The first quarter of fiscal 2013 began with another record quarter for sales, the sixth consecutive quarter that revenues have reached a new level,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Our U.S. sales team delivered excellent results, with unit sales increasing by 13% to a record of more than 2,300 units and U.S. sales revenue totaling more than $50 million for the first time, an increase of 17%.  Growth in both new patients and replacement activity was consistent with our expectations for the quarter and provides a solid platform from which to achieve our full-year fiscal 2013 plans.  Unit sales of our latest generator, AspireHC™, reached a notable 15% of U.S. unit sales for the quarter.

“European unit sales growth was in double digits over the first quarter of fiscal 2012, although overall international unit growth was impacted by slower-than-planned activity in Japan and other international markets.  Europe and Japan remain our international priorities.  We expect international sales to increase throughout fiscal 2013.

“Overall, international net sales increased to $9.1 million from the $8.9 million recorded in the comparable quarter of fiscal 2012, with foreign exchange movements negatively impacting revenue for the first quarter of fiscal 2013 by approximately $750,000.  On a constant currency basis, the increase in international sales was 9.8%.

“Adjusted EBITDA for the first quarter was $22.8 million, and our available cash balance at July 27, 2012 exceeded $102 million.  Our balance sheet strength provides flexibility as we strive to increase shareholder value.  During the quarter, we repurchased approximately 185,000 shares of common stock on the open market, and 115,000 shares pursuant to a program to permit employees to meet statutory withholding tax obligations on vesting of restricted stock.

“The reported results for the first quarter of fiscal 2013 include a $2.5 million after-tax write-down of our convertible debt investment in NeuroVista Corporation.  This investment from 2010 accompanied our acquisition of technology that accelerated our internal product development efforts in several areas including wireless communication and rechargeable battery capabilities.  Unfortunately, the financing and regulatory environment is particularly challenging at present for NeuroVista, and this resulted in an impairment of the asset.  This write-down is included in other expenses on our income statement.  We intend to continue to invest in companies involved in developing medical devices to treat patients with epilepsy.

“Our goals for fiscal 2013 as outlined on the last call in June remain unchanged:

•	Continued market penetration in the U.S.;

•	Ongoing improvement in international markets; and

•	Continued product development execution including focus on clinical trial enrollments.

“As the company celebrates the 25th anniversary of its founding, the Cyberonics team is committed to achieving these goals and making fiscal 2013 a successful year in all areas.”

Fiscal 2013 guidance

Cyberonics is reaffirming guidance for fiscal 2013 as follows:

•	Net sales guidance in the range from $241 million to $244 million.
•	Income from operations for fiscal year 2013 in the range from $70 million to $72 million.
•	Net income for fiscal year 2013 in the range of $41.5 million to $43.5 million.
•	Diluted earnings per share (EPS) in the range from $1.49 to $1.59.

Guidance for net income and diluted earnings per share (EPS) has been adjusted by $2.5 million (net of tax), and $0.09 cents per share respectively, for our investment write-down.

The anticipated amount of the medical device tax, scheduled to be implemented on January 1, 2013, is excluded from income from operations guidance, but included in net income and diluted earnings per share guidance.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s first quarter fiscal year 2013 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per share of the company excluding for fiscal 2013 the financial impact of the write-down of our investment in NeuroVista, and for fiscal 2012, the financial impact of the product withdrawal, which management considers relevant for an investor’s understanding of the company’s financial performance.  Management uses and presents adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share because management believes they facilitate an understanding of the financial impact of such unusual items on the company’s short- and long-term financial trends.  Management also uses such adjusted non-GAAP items to forecast and to evaluate the operational performance of the company as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items and the financial impact of the product withdrawal.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Fiscal Year 2013 first quarter results conference call instructions

Cyberonics will host a conference call today, August 28, 2012, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2013 first quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com, where it will be archived and accessible for approximately 12 months.  To listen to the conference call live by telephone dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 10497932.

A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 855-859-2056 (if dialing from within the U.S.) or 404-537-3406 (if dialing from outside the U.S.).  The replay conference ID access code is 10497932.  The replay will be available for one week on the above number.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving our full year fiscal 2013 plans, increasing our sales in Japan throughout fiscal 2013, increasing shareholder value, investing in medical device companies, achieving our fiscal 2013 goals, improving market penetration in the U.S. and international markets, continuing execution of product development and clinical study objectives, fiscal guidance for net sales, income from operations, net income, and diluted EPS and estimating the impact of the medical device tax.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy™ for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 27, 2012.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 27, 2012	April 27, 2012
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$102,292,023	$96,654,275
Accounts receivable, net	31,756,804	29,266,847
Inventories	14,334,782	14,385,875
Deferred tax assets	12,481,594	16,994,209
Other current assets	2,756,742	3,801,705
Total Current Assets	163,621,945	161,102,911
Property, plant and equipment, net	22,387,709	22,160,671
Intangible assets, net	6,811,141	4,509,612
Long-term investments	5,450,000	9,508,768
Deferred tax assets	14,265,574	14,265,574
Other assets	292,028	360,659
Total Assets	$212,828,397	$211,908,195

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$18,978,901	$23,032,636
Convertible notes	4,000	4,000
Total Current Liabilities	18,982,901	23,036,636
Long-term Liabilities	5,027,555	5,402,189
Total Liabilities	24,010,456	28,438,825
Total Stockholders' Equity	188,817,941	183,469,370
Total Liabilities and Stockholders' Equity	$212,828,397	$211,908,195

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	July 27, 2012	July 29, 2011

Net sales	$60,321,172	$52,662,076
Cost of sales	5,011,177	6,922,034
Gross profit	55,309,995	45,740,042
Operating expenses:
Selling, general and administrative	28,323,316	26,008,430
Research and development	9,719,303	8,221,426
Total operating expenses	38,042,619	34,229,856
Income from operations	17,267,376	11,510,186
Interest income	7,079	80,037
Interest expense	(28,784)	(91,035)
Other income (expense), net	(3,991,420)	117,553
Income before income tax	13,254,251	11,616,741
Income tax expense	5,179,218	4,732,187
Net income	$8,075,033	$6,884,554

Basic income per share	$0.29	$0.24
Diluted income per share	$0.29	$0.24

Shares used in computing basic income per share	27,493,419	28,224,094
Shares used in computing diluted income per share	27,937,237	28,724,294

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	July 27, 2012	July 29, 2011

Cash Flow From Operating Activities:
Net income	$8,075,033	$6,884,554
Non-cash items included in net income:
Stock-based compensation	4,406,533	2,714,933
Deferred income taxes	4,112,304	4,273,905
Unrealized loss in foreign currency transactions	113,909	310,481
Impairment of investment	4,058,768	––
Other	788,687	506,066
Changes in operating assets and liabilities:
Accounts receivable, net	(2,801,911)	(1,231,177)
Inventories	(136,270)	1,491,366
Other	(3,685,238)	(4,989,368)
Net cash provided by operating activities	14,931,815	9,960,760
Cash Flow From Investing Activities:
Intangible asset purchases	(2,500,000)	(500,000)
Purchases of plant and equipment	(1,165,358)	(2,288,343)
Net cash used in investing activities	(3,665,358)	(2,788,343)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	6,179,777	292,155
Purchase of treasury stock	(11,964,983)	(15,528,299)
Realized excess tax benefit	400,311	––
Net cash used in financing activities	(5,384,895)	(15,236,144)
Effect of exchange rate changes on cash and cash equivalents	(243,814)	360,272
Net increase (decrease) in cash and cash equivalents	5,637,748	(7,703,455)
Cash and cash equivalents at beginning of period	96,654,275	89,313,850
Cash and cash equivalents at end of period	$102,292,023	$81,610,395

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for income from operations, net income and diluted income per share (unaudited):

	Thirteen Weeks Ended
	July 27, 2012	July 29, 2011
Income from Operations	$17,256,136	$11,510,186
Effect of product withdrawal (1)	––	1,276,451
Income from Operations – non-GAAP	$17,256,136	$12,786,637

	Thirteen Weeks Ended
	July 27, 2012	July 29, 2011
Net income	$8,075,033	$6,884,554
Impairment of investment – net of tax (2)	2,472,601	––
Effect of product withdrawal – net of tax (1)	––	792,905
Net income – non-GAAP	$10,547,634	$7,677,459
Diluted income per share	$0.29	$0.24
Per share loss due to impairment of investment– net of tax (2)	0.09	––
Per share effect of product withdrawal – net of tax (1)	––	0.03
Non-GAAP diluted income per share	$0.38	$0.27

(1)	The effect of the AspireHC and AspireSR generator product withdrawals.
(2)	The impairment is the loss from the change in the estimated fair value of our investment in the convertible debt instrument of NeuroVista.

The following table sets forth the reconciliation between net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	July 27, 2012	July 29, 2011
Net income	$8,075,033	$6,884,554
Interest expense, net	21,705	10,998
Other expense, net	(67,348)	(117,553)
Impairment of investment	4,058,768	––
Income tax expense	5,179,218	4,732,187
Income from Operations	17,267,376	11,510,186
Effect of product withdrawal	––	1,276,451
Income from Operations – Non-GAAP	17,267,376	12,786,637
Depreciation and amortization	1,123,108	953,614
Equity based compensation	4,406,533	2,714,933
Adjusted EBITDA	$22,797,017	$16,455,184